Exhibit 23.2

John T. Boyd Company Mining and Geological Consultants

Chairman

James W. Boyd

President

John T. Boyd II

CEO

Carlos F. Barrera

Managing Director and COO

Ronald L. Lewis

Vice Presidents

Robert J. Farmer

Jisheng (Jason) Han

John L. Weiss

Michael F. Wick

William P. Wolf

Managing Director - Australia

Jacques G. Steenekamp

Managing Director - China

Rongjie (Jeff) Li

Managing Director - North LATAM

Alejandro Echavarría

Pittsburgh

4000 Town Center Boulevard, Suite 300

Canonsburg, PA 15317

(724) 873-4400

(724) 873-4401 Fax

jtboydp@jtboyd.com

Denver

(303) 293-8988

jtboydd@jtboyd.com

Brisbane

61 7 3232-5000

jtboydau@jtboyd.com

Beijing

86 10 6500-5854

jtboydcn@jtboyd.com

Bogota

+57-3187072308

jtboydcol@jtboyd.com

www.jtboyd.com

March 12, 2026

File: 3467.009

Subject:CONSENT OF JOHN T. BOYD COMPANY

TO BE NAMED IN REGISTRATION STATEMENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Annual Report on Form 10-K for the year ended December 31, 2025 (as may be amended, the “Annual Report”). We hereby further consent to (i) the use in the Annual Report of information relating to our Technical Report Summary (Coal Resources and Coal Reserves, Oaktown Mining Complex), dated March 2025 (the “Report”), providing an update of estimated coal reserves at the Oaktown Mining Complex as of December 31, 2024 and (ii) the incorporation by reference of the Report in the Registration Statements on Form S-3 (Nos. 333-273325, 333-273327 and 333-292694,) and the Registration Statements on Form S-8 (Nos. 333-163431, 333-171778, 333-261930 and 333-288381) of Hallador Energy Company, including any amendment thereto, any related prospectus and any related prospectus supplement of such information.

Respectfully submitted,

JOHN T. BOYD COMPANY

By:/S/ RONALD LEWIS

Ronald Lewis

Managing Director and COO